For immediate release


Investor Relations:                       Media Relations:
Harlan Flint                              Calvin Mitchell
Instinet Group Incorporated               Instinet Group Incorporated
212 310 7264                              212 310 7520
harlan.flint@instinet.com                 calvin.mitchell@instinet.com



                      INSTINET ANNOUNCES MANAGEMENT CHANGES
                             CEO DOUG ATKIN RESIGNS


New York, April 9, 2002 - Instinet Group Incorporated (Nasdaq: INET) announced today that Douglas M. Atkin, President and Chief Executive Officer, is leaving the Company to pursue other business interests.

Andre F.H. Villeneuve, Chairman of Instinet's Board of Directors, said, "We wish to thank Doug for his many years of excellent and dedicated service to Instinet and for the immense contribution he has made to growing the Company's business. His extraordinary vision and knowledge have helped place Instinet at the forefront of U.S. and international securities markets, and his positive influence on making markets more efficient has benefited investors globally. The Board is committed to ensuring that Instinet continues to build on that leading position. Our priorities are to deliver enhanced performance to our customers, execute on our plan to improve profitability and play an important role in the ongoing development of the securities markets."

Mark Nienstedt, currently Chief Financial Officer, has been appointed to serve as acting President and Chief Executive Officer. Jean-Marc Bouhelier, currently Executive Vice President in charge of Instinet's U.S. Institutional and Professional Business, has been appointed Chief Operating Officer. Mr. Villeneuve added, "Mark Nienstedt and Jean-Marc Bouhelier are capable leaders with substantial industry experience. With the full backing of the Board, they will head ongoing efforts to build Instinet's business and improve the Company's profitability."

"I have enjoyed immensely my time at Instinet but I want to move on and focus on other interests including my Board position at ClickIQ, Incorporated," said Atkin. "I applaud the entire Instinet team for developing the company from a small up-start into its leadership position in the global brokerage and ECN business. I have tremendous confidence that, under Mark and Jean-Marc's leadership, Instinet's position will only get stronger."

Kenneth K. Marshall, Chief Operating Officer, has decided to use this opportunity to retire. However, at the request of the Chairman, Mr. Marshall has agreed to serve until year-end as a special consultant to the Board and Mr. Nienstedt. "We are pleased that we will continue to benefit from Ken Marshall's experience during his consultancy period," said Villeneuve.

Mark Nienstedt has been Executive Vice President and Chief Financial Officer since 1999. Beginning in 1995, he was Chief Operating Officer of Instinet International Limited, based in London. Mr. Nienstedt joined Instinet in 1985. Prior to joining Instinet in June 2000, Jean-Marc Bouhelier was Global Equity Chief Technology Officer at Merrill Lynch. He has held a variety of senior management positions in New York, London and Paris.

Acting at a special meeting today, the Board appointed a committee to assist with the management transition. Chaired by Mr. Villeneuve, the committee will include Board members Jack Bogle and Ian Strachan. Mr. Bogle serves as an independent Director of Instinet and is President of the Bogle Financial Markets Research Center and founder of The Vanguard Group. He also serves as a Director of Nekema.com, Inc. Mr. Strachan is a member of Instinet's Board and chairs the Board's Compensation and Audit Committees. He has also been a Director of Reuters Group PLC since May 2000 and is a Director of Transocean Sedco Forex Inc., Harsco Corporation and Johnson Matthey plc.

As previously announced, Instinet will release first quarter 2002 earnings on April 18. Mark Nienstedt will host a conference call that day to discuss these results with the investment community.


About Instinet

Instinet, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions for more than 30 years. Our services enable buyers and sellers worldwide to trade securities directly and anonymously with each other, have the opportunity to gain price improvement for their trades and lower their overall trading costs. Through our electronic platforms, our customers also can access over 40 securities markets throughout the world, including Nasdaq, the NYSE and stock exchanges in Frankfurt, Hong Kong, London, Paris, Sydney, Tokyo, Toronto and Zurich. We also provide our customers with access to research generated by us and by third parties, as well as various informational and decision-making tools. Unlike most traditional broker-dealers, we act solely as an agent for our customers and do not trade securities for our own account or maintain inventories of securities for sale. For more information, please go to www.instinet.com.

                                      # # #

This press release is for information purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security.

(C) 2002 Instinet Corporation and its affiliated companies. All rights reserved. INSTINET and the INSTINET Mark are service marks in the United States and in other countries throughout the world. Approved for distribution in the UK by Instinet Europe Limited, which is regulated by the FSA and a member of the LSE. Instinet Europe Limited and Instinet Corporation (member NASD/SIPC) are subsidiaries of Instinet Group Incorporated.

This news release may be deemed to include forward-looking statements relating to Instinet. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are described in Instinet's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, under the heading `Certain Factors that May Affect Our Business', and other documents filed with the SEC and available on the Company's web site. Certain information regarding Nasdaq trading volumes is also included in the Form 10-K and on the Company's web site.